                                                               Exhibit (h)(8)(b)


                 AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

         This Amendment No. 1 to the Fund Participation Agreement (the "Agreement") effective April 24, 2009, is made by and between JP Morgan Insurance Trust (the "Trust"), the Trust's investment advisor, J.P. Morgan Investment Management Inc. (the "Adviser"), the Trust's administrator, JPMorgan Funds Management, Inc. (the Administrator") and American General Life Insurance Company ("Company") is effective as of the Effective Date (as defined below).

                                    RECITALS
                                    --------

         WHEREAS, the Company, Trust, the Adviser and the Administrator are parties to a Fund Participation Agreement dated April 24, 2009 (the "Agreement"); and

         WHEREAS, the Company's affiliate, American General Life Insurance Company of Delaware ("AGLD"), Trust, the Adviser and the Administrator are parties to a Fund Participation Agreement dated April 24, 2009 (the "AGLD Agreement"); and

         WHEREAS, the Company's affiliate, Western National Life Insurance Company ("WNL"), the Adviser and the Administrator are parties to a Fund Participation Agreement dated August 2, 1999 (the "WNL Agreement"); and

         WHEREAS, effective January 1, 2013 ("Effective Date"), AGLD and WNL intend to merge with and into the Company which will be the surviving company (the "Merger"); and

         WHEREAS, as a result of the Merger, AGLD and WNL will assign all of its rights, duties and obligations under the WNL Agreement and AGLD Agreement, respectively, to the Company and the Company will assume all such rights, duties and obligations thereunder ("Assignment"); and

         WHEREAS, the parties wish to consolidate the obligations and segregated asset accounts set forth under the AGLD Agreement and WNL Agreement with the Company's under this Agreement and terminate the WNL Agreement and AGLD Agreement; and

         WHEREAS, the parties wish to further amend the Agreement as set forth below.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements contained herein, the parties agree as follows:

         1. Effective Date of Assignment. This Amendment and the Assignment
            ----------------------------
shall be effective as of the Effective Date of the Merger.

         2. Consent to Assignment. The parties hereby consent to the Assignment.
            ---------------------

         3. Schedule A of the Agreement shall be deleted and replaced with the attached Schedule A.

         4. Schedule B of the Agreement shall be deleted and replaced with the attached Schedule B.

         5. The AGLD Agreement and the WNL Agreement shall terminate as of the Effective Date.

         6. This Amendment may be executed in counterparts, all of which together shall constitute one and the same instrument.

         7. The Agreement, as amended by this Amendment, is ratified and confirmed. All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment as of the date and year first written above.

JPMORGAN INSURANCE TRUST              AMERICAN GENERAL LIFE INSURANCE COMPANY
                                      AMERICAN GENERAL LIFE INSURANCE COMPANY
                                      OF DELAWARE
By:    _______________________
Name:  _______________________        By:    ___________________________
Title: _______________________        Name:  Rodney E. Rishel
                                      Title: Senior Vice President

JPMORGAN INVESTMENT MANAGEMENT, INC.  ATTEST:

By:    _______________________        By:    ___________________________
Name:  _______________________        Name:  Debbie Herzog
Title: _______________________        Title: Assistant Secretary

JPMORGAN FUNDS MANAGEMENT INC.        WESTERN NATIONAL LIFE INSURANCE COMPANY

By:    _______________________        By:    ___________________________
Name:  _______________________        Name:  Bruce R. Abrams
Title: _______________________        Title: President
                                             ---------

                                   SCHEDULE A
                                   ----------
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                   ------------------------------------------

NAME OF SEPARATE ACCOUNT AND DATE         FORM NUMBER FUNDED BY SEPARATE ACCOUNT
---------------------------------         --------------------------------------
ESTABLISHED BY BOARD OF DIRECTORS
---------------------------------

American General Life Insurance Company   Platinum Investor VA
Separate Account D                        Contract No. 98020
Established: November 19, 1973

                                          Platinum Investor Immediate Variable
                                          Annuity
                                          Contract No. 03017

American General Life Insurance Company   Income Advantage Select VUL
Separate Account VL-R                     Policy No. 08704
Established: May 1, 1997                  AG Income Advantage VUL
                                          Policy No. 07704
                                          Protection Advantage Select VUL
                                          Policy No. 07921
                                          Platinum Investor I VUL
                                          Policy No. 97600
                                          Platinum Investor II VUL
                                          Policy No. 97610
                                          Platinum Investor III VUL
                                          Policy No. 00600
                                          Platinum Investor IV VUL
                                          Policy No. 04604
                                          Platinum Investor Flex Director VUL
                                          Policy No. 03601
                                          Platinum Investor PLUS VUL
                                          Policy No. 02600
                                          Platinum Investor Survivor VUL
                                          Policy No. 99206
                                          Platinum Investor Survivor II VUL
                                          Policy No. 01206
                                          Platinum Investor VIP VUL
                                          Policy No. 05604
                                          Survivor Advantage VUL
                                          Policy No. 08921


American General Life Insurance Company Signature II Private Placement VUL Separate Account VL-U-LIS
Established:  October 19, 1998

American General Life Insurance Company   One Multi-Manager Variable and Fixed
AG Separate Account A                     Annuity
                                          Contract No. VA124-99R
Established: November 9, 1994

NAME OF SEPARATE ACCOUNT AND DATE         FORM NUMBER FUNDED BY SEPARATE ACCOUNT
---------------------------------         --------------------------------------
ESTABLISHED BY BOARD OF DIRECTORS
---------------------------------

American General Life Insurance Company   Executive Advantage
Separate Account II                       Policy Nos. 11GVULU997 & 11GVULD997
Established: June 5, 1986

                                          Gemstone Life VUL
                                          Policy No. 11VUL800

American  General Life Insurance Company  11GVUL0495 (group contract)
Separate Account IV                       16GVUL0495 (group certificate)
Established: July 18, 1995                11GVUL0197 (group contract)
                                          16GVUL0197 (group certificate)
                                          11PVUL0996 (individual contract)
                                          11JVUL0197 (individual contract)
                                          11JVUL0798 (individualcontract)
                                          52221(7/91) (individual contract)
                                          12PVUL1098 Rider
                                          60175
                                          60176

American General Life Insurance Company   11PVUL0996 (Individual Flexible
Separate Accounts 7 and 10                Variable Life Policy)
Established December 11, 1998             11FJVUL798 (Joint and Last Survivor
                                          Variable Life Policy

Separate Account 9
Established November 18, 1998

American General Life Insurance Company   Premier PPVUL 02056
Separate Account 101                      PPVUL J&L 11FJVUL798 (JF0501)
Established: August 29, 2002

American  General Life Insurance Company  Premier PPVA 05060
Separate Account 102
Established: June 1, 2005

                                   SCHEDULE B
                                   ----------

PORTFOLIOS OF THE TRUST
-----------------------

JPMorgan Insurance Trust - Balanced Portfolio - Class 1
JPMorgan Insurance Trust - Core Bond Portfolio - Class 1
JPMorgan Insurance Trust - U.S. Equity Portfolio - Class 1
JPMorgan Insurance Trust - Diversified Mid Cap Growth Portfolio - Class 1 JPMorgan Insurance Trust - Mid Cap Value Portfolio - Class 1
JPMorgan Insurance Trust - Equity Index Portfolio - Class 1
JPMorgan Insurance Trust - International Equity Portfolio - Class 1 JPMorgan Insurance Trust - Intrepid Growth Portfolio - Class 1
JPMorgan Insurance Trust - Intrepid Mid Cap Portfolio - Class 1
JPMorgan Insurance Trust - Large Cap Growth Portfolio - Class 1
JPMorgan Insurance Trust - Large Cap Value Portfolio - Class 1
JPMorgan Insurance Trust - Small Cap Core Portfolio - Class 1